UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2019

(Exact name of registrant as specified in its charter)

Delaware	000-55709	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

646-762-4517

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to reward certain executive officers for their efforts in connection with implementing its business plan, Avalon GloboCare Corp. (the “Company”) entered into Letter Agreements with Dr. David Jin, CEO, Luisa Ingargiola, CFO, and Meng Li, COO, pursuant to which their annual base salary set forth in their employment agreements was increased to $360,000 for to Dr. Jin, $350,000 for Ms. Ingargiola and $340,000 for Ms. Li effective January 1, 2019. Further, the Company, agreed to grant Dr. Jin, and Ms. Li stock options to acquire 150,000 shares of common stock at an exercise price of $2.00 per share.

In order to compensate directors of the Company commensurate with their contribution and with peer companies, all Independent Directors compensation was increased to $5,000 per month plus $2,500 per calendar quarter for each Committee Chair position effective January 1, 2019. Further, on January 3, 2019, the Company entered into an agreement with Wenzhao “Daniel” Lu pursuant to which he will serve as Chairman of the Board of Directors. The director agreement provides that he will receive options to acquire 1,500,000 shares of common stock at an exercise price of $2.00 per share and be paid $100,000 per annum. The Company entered an amendment with Yancen Lu, a director of the Company, providing Mr. Yancen Lu with options to acquire 150,000 shares of common stock at an exercise price of $2.00 per share.

Each of the above stock option issuances are subject to the shareholders representing a majority of the Company’s issued and outstanding voting stock approving a Stock Incentive Plan.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter Agreement by and between Avalon GloboCare Corp. and David Jin dated January 3, 2019

10.2	Letter Agreement by and between Avalon GloboCare Corp. and Luisa Ingargiola dated January 3, 2019

10.3	Letter Agreement by and between Avalon (Shanghai) Healthcare Technology Co. Ltd. and Meng Li dated January 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: January 3, 2019	By:	/s/ Luisa Ingargiola
Name: Luisa Ingargiola
Title: Chief Financial Officer